Contact:	Randy Giles
Chief Financial Officer
(301) 581-5687

Drew Asher
SVP, Corporate Finance
(301) 581-5717

Coventry Health Care Reports Second Quarter Earnings

BETHESDA, Md. (July 29, 2011) - Coventry Health Care, Inc. (NYSE: CVH) today reported consolidated operating results for the quarter ended June 30, 2011.  Operating revenues totaled $3.0 billion for the quarter, an increase of 6% from the prior year quarter, with net earnings of $224.5 million or earnings per diluted share (EPS) of $1.51. These results include EPS of $0.03 from the Medicare Advantage Private Fee-for-Service (MA-PFFS) product and EPS of $0.68 related to the definitive settlement agreement associated with the provider class action litigation in Louisiana which was approved by the court during the quarter. Excluding the impact of the provider class action litigation adjustment(1), earnings for the quarter were $123.3 million, or $0.83 EPS.

“Continuing the momentum that was built during the first quarter, the outstanding second quarter results that we are reporting today are a product of strong financial and operational execution in each of our businesses,” said Allen F. Wise, chairman and chief executive officer of Coventry.  “More importantly, we are pleased with the positioning of our businesses and are excited about seizing future growth opportunities including our recent Medicaid award with the Commonwealth of Kentucky.”

Consolidated Highlights
•	Awarded contract with the Commonwealth of Kentucky to provide Medicaid services in seven of the eight Kentucky regions which is expected to commence in the fourth quarter of 2011
•	Sequential growth of 12,000 members in health plan commercial risk products during the second quarter
•	Approximately $1.3 billion of deployable free cash at the parent at June 30, 2011
o	Received $466 million in dividends from regulated subsidiaries during June
•	Completed $600 million public offering of 5.45% Senior Notes due 2021
o	Deployed portion of proceeds to repay $380 million of existing debt
•	Entered into a new $750 million, five-year unsecured revolving credit facility
•	Repurchased 1.5 million shares for $50 million during the second quarter
o	Total year-to-date share repurchase of 3.1 million shares for $100 million

(1)
On May 31, 2011, the Company announced that it will record a non-recurring pre-tax adjustment to earnings in the second quarter of 2011 in the amount of $159.3 million, or $0.68 per diluted share related to such litigation.  The Company believes that disclosing adjusted earnings figures which exclude the impact of this litigation provides a more meaningful measure of its operating results for comparison to future periods and previously announced guidance.

Selected Second Quarter 2011 Highlights

•
Health Plan Commercial Risk. As of June 30, 2011, health plan commercial risk membership was 1,648,000, an increase of 126,000 members from the prior year quarter and an increase of 12,000 members sequentially.  The health plan commercial group risk medical loss ratio (MLR) was 81.1% in the quarter and 80.7% year-to-date.

•
Medicare Advantage. As of June 30, 2011, Medicare Advantage Coordinated Care Plan (MA-CCP) membership was 219,000, an increase of 27,000 members from the prior year quarter.  The MA-CCP MLR was 82.9% in the quarter and 83.6% year-to-date.  During the second quarter, the run-out of the MA-PFFS product line contributed $0.03 EPS.  When combined with the $0.08 EPS contribution reported in the first quarter, the total year-to-date contribution from the run-out of the MA-PFFS product line was $0.11 EPS. As previously announced, the Company did not renew this product line effective January 1, 2010.

•
Medicare Part D. As of June 30, 2011, Medicare Part D membership was 1,150,000, approximately flat to the prior quarter.  The Medicare Part D MLR was 88.8% in the quarter, a decrease of 190 basis points from the prior year quarter.  The Medicare Part D MLR was 92.5% year-to-date, a decrease of 60 basis points from the prior year-to-date.

•	Medicaid. As of June 30, 2011, Medicaid membership was 467,000, an increase of 54,000 members from the prior year quarter. The Medicaid MLR was 86.9% in the quarter and 86.4% year-to-date.

2011 Full Year Guidance
•	Risk revenue of $10.55 billion to $11.00 billion
•	Management services revenue of $1.180 billion to $1.195 billion
•	Consolidated revenue of $11.730 billion to $12.195 billion
•	Consolidated MLR of 81.8% to 82.3%
•	Cost of sales expense of $272.0 million to $278.0 million
•	Selling, general, and administrative expense (SG&A) of $2.00 billion to $2.04 billion
•	Settlement of provider class action of $159.3 million
•	Depreciation and amortization expense of $136.0 million to $140.0 million
•	Other income of $78.0 million to $82.0 million
•	Interest expense of $98.0 million to $99.0 million
•	Tax rate of 36.0% to 37.0%
•	Diluted share count of 147.0 million to 149.0 million
•	GAAP EPS of $3.48 to $3.63, including impact of settlement adjustment of $0.68
o	Adjusted EPS of $2.80 to $2.95, excluding settlement adjustment(1)

Mr. Allen F. Wise, chairman and chief executive officer of Coventry, will host a conference call at 8:30 a.m. ET on Friday, July 29, 2011.  To listen to the call, dial toll-free at 888-359-3613 or, for international callers, 719-457-2639. Callers will be asked to identify themselves and their affiliations.  The conference call will also be webcast from Coventry’s Investor Relations site at www.coventryhealthcare.com.  Coventry asks participants on both the call and webcast to review and be familiar with its filings with the Securities and Exchange Commission.  A replay of the call will be available for one week at (888) 203-1112 or, for international callers, (719) 457-0820. The access code is 7615468.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are defined as statements that are not historical facts and include those statements relating to future events or future financial performance, including the guidance herein. Actual performance may be significantly impacted by certain risks and uncertainties including those described in Coventry’s Annual Report on Form 10-K for the year ended December 31, 2010, and Coventry’s subsequent filings with the Securities and Exchange Commission.  Among the factors that may materially affect Coventry’s business, operations or financial condition are the ability to accurately estimate and control future health care costs; the ability to increase premiums to offset increases in the Company’s health care costs; general economic conditions and disruptions in the financial markets; changes in laws or regulations or government investigations; potential state guaranty fund assessments; changes in government funding and various other risks associated with our participation in Medicare and Medicaid programs; a reduction in the number of members in the Company’s health plans; the Company’s ability to acquire additional managed care businesses and the Company’s ability to successfully integrate acquired businesses into its operations; an ability to attract new members or to increase or maintain premium rates; the non-renewal or termination of the Company’s government contracts, or unsuccessful bids for business with government agencies; failure of the Company’s independent agents and brokers to continue to market its products to employers; a failure to obtain cost-effective agreements with a sufficient number of providers that could result in higher medical costs and a decrease in membership; negative publicity regarding the managed health care industry generally or the Company in particular; a failure to effectively protect, maintain, and develop our information technology systems; periodic reviews, audits and investigations under the Company’s contracts with federal and state government agencies; litigation, including litigation based on new or evolving legal theories; volatility in the Company’s stock price and trading volume; the Company’s indebtedness, which imposes certain restrictions on its business and operations; an inability to generate sufficient cash to service the Company’s indebtedness; a substantial amount of Coventry’s cash flow is generated by its regulated subsidiaries; the Company’s certificate of incorporation and bylaws and Delaware law, which could delay, discourage or prevent a change in control of the Company that its stockholders may consider favorable; and an impairment of the Company’s intangible assets.  Coventry undertakes no obligation to update or revise any forward-looking statements.

Coventry Health Care (www.coventryhealthcare.com) is a diversified national managed healthcare company based in Bethesda, Maryland, operating health plans, insurance companies, network rental and workers’ compensation services companies.  Coventry provides a full range of risk and fee-based managed care products and services to a broad cross section of individuals, employer and government-funded groups, government agencies, and other insurance carriers and administrators.

COVENTRY HEALTH CARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(unaudited)

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Operating revenues:
Managed care premiums	$2,737,594	$2,570,508	$5,492,930	$5,141,083
Management services	295,452	297,633	589,054	586,036
Total operating revenues	3,033,046	2,868,141	6,081,984	5,727,119

Operating expenses:
Medical costs	2,248,793	2,032,556	4,523,953	4,146,898
Cost of sales	70,194	64,116	138,092	123,262
Selling, general, administrative	484,879	454,254	983,470	949,159
Provider class action	(159,300)	278,000	(159,300)	278,000
Depreciation and amortization	33,379	33,985	69,195	69,504
Total operating expenses	2,677,945	2,862,911	5,555,410	5,566,823

Operating earnings	355,101	5,230	526,574	160,296
Operating earnings percentage of total revenues	11.7%	0.2%	8.7%	2.8%

Interest expense	22,579	20,195	42,616	40,325
Other income, net	23,819	18,207	43,287	38,494

Earnings before income taxes	356,341	3,242	527,245	158,465

Provision for income taxes	131,846	2,221	192,517	60,119
Net earnings	$224,495	$1,021	$334,728	$98,346

Net earnings per share:
Basic earnings per share	$1.53	$0.01	$2.28	$0.67
Diluted earnings per share	$1.51	$0.01	$2.25	$0.67

Weighted average shares outstanding, basic	146,342	145,943	146,778	145,863
Weighted average shares outstanding, diluted	148,704	147,300	148,942	147,291

COVENTRY HEALTH CARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	June 30,	March 31,	December 31,
	2011	2011	2010
	(unaudited)	(unaudited)
Assets:

Current assets:
Cash and cash equivalents	$1,645,616	$1,358,531	$1,853,988
Restricted cash – litigation escrow	150,500	150,500	-
Short-term investments	254,166	308,845	16,849
Accounts receivable, net	264,846	275,821	276,694
Other receivables, net	588,653	566,170	515,882
Other current assets	268,389	331,612	371,528
Total current assets	3,172,170	2,991,479	3,034,941

Long-term investments	2,461,548	2,349,200	2,184,606
Property and equipment, net	260,462	262,365	262,282
Goodwill	2,552,348	2,554,966	2,550,570
Other intangible assets, net	399,641	415,706	431,886
Other long-term assets	37,824	30,267	31,300
Total assets	$8,883,993	$8,603,983	$8,495,585

Liabilities and Stockholders’ Equity:

Current liabilities:
Medical liabilities	$1,278,647	$1,307,378	$1,237,690
Accounts payable and accrued liabilities	702,973	849,479	942,226
Deferred revenue	158,185	161,409	103,082
Current portion of long-term debt	233,903	233,903	-
Total current liabilities	2,373,708	2,552,169	2,282,998

Long-term debt	1,584,456	1,365,585	1,599,396
Other long-term liabilities	431,007	416,391	414,025
Total liabilities	4,389,171	4,334,145	4,296,419

Stockholders’ equity	4,494,822	4,269,838	4,199,166

Total liabilities and stockholders’ equity	$8,883,993	$8,603,983	$8,495,585

COVENTRY HEALTH CARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(unaudited)

	Quarter Ended	Six Months Ended
	June 30, 2011	June 30, 2011

Cash flows from operating activities:
Net earnings	$224,495	$334,728
Adjustments to earnings:
Depreciation and amortization	33,379	69,195
Amortization of stock compensation	10,288	18,515
Provider class action – reserve release	(159,300)	(159,300)
Provider class action – DTA adjustment	58,145	58,145
Changes in assets and liabilities:
Restricted cash – litigation escrow	-	(150,500)
Accounts receivable, net	11,011	12,704
Medical liabilities	(28,239)	40,704
Accounts payable and other accrued liabilities	20,089	(15,392)
Deferred revenue	(3,224)	55,185
Other operating activities	(8,751)	(77,478)
Net cash flows from operating activities	157,893	186,506

Cash flows from investing activities:
Capital expenditures, net	(15,337)	(34,995)
Payments for investments, net of sales and maturities	(40,921)	(504,241)
Payments for acquisitions, net of cash acquired	(4,000)	(4,000)
Net cash flows from investing activities	(60,258)	(543,236)

Cash flows from financing activities:
Proceeds from issuance of stock	28,648	37,514
Payments for repurchase of stock	(55,040)	(106,824)
Proceeds from issuance of debt, net	590,305	590,305
Repayment of debt	(380,029)	(380,029)
Excess tax benefit from stock compensation	5,566	7,392
Net cash flows from financing activities	189,450	148,358

Net change in cash and cash equivalents for current period	287,085	(208,372)
Cash and cash equivalents at beginning of period	1,358,531	1,853,988
Cash and cash equivalents at end of period	$1,645,616	$1,645,616

Cash and Investments:
Cash and cash equivalents	$1,645,616	$1,645,616
Short-term investments	254,166	254,166
Long-term investments	2,461,548	2,461,548
Total cash and investments	$4,361,330	$4,361,330

COVENTRY HEALTH CARE, INC.
SELECTED OPERATING STATISTICS
 (Unaudited)

	Q2 2011	Q1 2011	Total 2010	Q4 2010	Q3 2010	Q2 2010	Q1 2010
Membership by Product (000s)
Health Plan Commercial Risk	1,648	1,636		1,641	1,533	1,522	1,501
Health Plan Commercial ASO	689	688		698	636	657	663
Medicare Advantage CCP	219	219		224	193	192	190
Medicaid Risk	467	468		468	462	413	406
Health Plan Total	3,023	3,011		3,031	2,824	2,784	2,760

Other National ASO	379	383		459	462	466	482
Total Medical Membership	3,402	3,394		3,490	3,286	3,250	3,242

Medicare Part D	1,150	1,159		1,628	1,618	1,631	1,600

Total Membership	4,552	4,553		5,118	4,904	4,881	4,842

Revenues by Product Type (000s)
Commercial Risk	$1,510,849	$1,491,099	$5,540,470	$1,475,773	$1,380,019	$1,367,457	$1,317,221
Commercial Management Services	74,016	77,842	327,084	81,861	79,869	82,395	82,957
Medicare Advantage	601,240	591,242	2,114,205	579,329	522,202	505,084	507,592
Medicaid Risk	305,788	311,066	1,133,353	312,359	286,762	268,460	265,771
Total Health Plan and Medical Services Businesses	2,491,893	2,471,249	9,115,112	2,449,322	2,268,852	2,223,396	2,173,541

Medicare Part D	316,196	358,445	1,604,198	357,941	348,784	423,664	473,809
Other Premiums	26,709	26,415	100,130	24,770	25,054	25,201	25,105
Other Management Services	223,892	218,141	856,072	215,279	215,185	217,706	207,904
Total Specialized Managed Care Businesses	566,797	603,001	2,560,400	597,990	589,023	666,571	706,818

Total Premiums	2,760,782	2,778,267	10,492,356	2,750,172	2,562,821	2,589,866	2,589,498
Total Management Services	297,908	295,983	1,183,156	297,140	295,054	300,101	290,861
Other/Eliminations	(25,644)	(25,312)	(87,596)	(22,296)	(22,094)	(21,826)	(21,381)
Total Revenue	$3,033,046	$3,048,938	$11,587,916	$3,025,016	$2,835,781	$2,868,141	$2,858,978

Consolidated Coventry

Operating Income % of Revenues	11.7%	5.6%	5.9%	7.8%	10.3%	0.2%	5.4%

SGA % of Revenues	16.0%	16.4%	16.9%	17.6%	17.0%	15.8%	17.3%

Total Health Plan Medical Liabilities (000s)(2)	$1,094,021	$1,087,137		$1,021,667	$952,810	$1,026,355	$979,173
Health Plan Days in Claims Payable (DCP) (2)	50.48	50.40		48.62	51.70	55.47	54.14

Total Debt (millions)	$1,818.4	$1,599.5		$1,599.4	$1,599.3	$1,599.2	$1,599.1
Total Capital (millions)	$6,313.2	$5,869.3		$5,798.6	$5,655.7	$5,442.7	$5,418.2
Debt to Capital	28.8%	27.3%		27.6%	28.3%	29.4%	29.5%

COVENTRY HEALTH CARE, INC.
SELECTED REVENUE AND MEDICAL COST STATISTICS
 (Unaudited)

	Q2 2011	Q1 2011	Total 2010	Q4 2010	Q3 2010	Q2 2010	Q1 2010
Revenue PMPM
Health Plan Commercial Group Risk	$322.83	$320.97	$314.58	$316.34	$315.82	$313.92	$312.05
Medicare Advantage(3), (4)	$909.10	$883.09	$876.67	$857.39	$899.89	$867.43	$885.26
Medicare Part D(5)	$93.72	$90.86	$87.96	$85.74	$87.56	$90.49	$88.05
Medicaid	$218.28	$221.16	$218.98	$223.54	$215.51	$217.77	$218.76

MLR%
Consolidated Total	82.1%	82.6%	79.4%	79.0%	77.2%	79.1%	82.3%

Health Plan Commercial Group Risk	81.1%	80.2%	79.2%	81.3%	76.8%	78.3%	80.2%
Medicare Advantage(4)	82.9%	84.2%	82.0%	84.1%	77.0%	81.2%	85.7%
Medicare Part D	88.8%	95.8%	83.7%	64.7%	79.0%	90.7%	95.3%
Medicaid	86.9%	86.0%	85.7%	85.4%	89.0%	84.2%	84.0%

(2)
“Total Health Plan Medical Liabilities” and “Health Plan Days in Claims Payable” are calculated consistent with prior disclosures to exclude MA-PFFS for all periods presented due to the Company’s non-renewal of this product line effective January 1, 2010.  These statistics exclude the effect of the Preferred Health Systems acquisition for the first quarter of 2010 due to the timing of closing (February 1, 2010).

(3)	Revenue PMPM excludes the impact of revenue ceded to external parties.

(4)	Beginning with Q1 2010, Medicare Advantage revenue and medical cost statistics represent the MA-CCP business only as the Company did not renew the MA-PFFS product line effective January 1, 2010.

(5)	Revenue PMPM excludes the impact of CMS risk-share premium adjustments and revenue ceded to external parties.